UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
February 16, 2010
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)
(310) 553-6262
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-3.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	Compensatory Arrangements of Certain Officers
On February 16, 2010, the Compensation Committee of the Board of Directors of Northrop Grumman Corporation (the “Company”) took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chairman Emeritus and the Chief Executive Officer and President; and on February 17, 2010 the Independent Members of the Board of Directors took the actions described below with regard to the Chairman Emeritus and the Chief Executive Officer and President:
     (a) The Compensation Committee approved base salary adjustments for 2010 and cash bonus compensation for performance in 2009 as follows:

			Cash Bonus
Name	Position	Salary	Compensation
WESLEY G. BUSH	Chief Executive Officer and President	$1,350,000	$1,068,750
JAMES F. PALMER	Corporate Vice President and Chief Financial Officer	$825,000	$820,000
GARY W. ERVIN	Corporate Vice President, and President, Aerospace Systems	$825,000	$600,000
JAMES F. PITTS	Corporate Vice President and President, Electronic Systems	$825,000	$600,000
Dr. Sugar retired from the position of Chairman and Chief Executive Officer December 31, 2009. He received cash bonus compensation of $2,668,750 for performance in 2009.
Mr. Bush’s salary was effective January 1, 2010 in connection with his election to the position of Chief Executive Officer and President.
     (b) Approved the 2010 goals under the 2002 Incentive Compensation Plan (the “ICP”). Under the ICP, participants will earn cash bonus compensation based upon the Company Performance Factor (the “CPF”) and an Individual Performance Factor (“IPF”). Each participant’s target award is based on a percentage of base salary, and awards are paid in the year following the performance period. The 2010 financial measures for the ICP are based on new business awards, operating margin rate before net FAS/CAS pension expense, and the rate of conversion of net income to free cash flow (excluding voluntary pension prefunding). The 2010 ICP also includes consideration of non-financial metrics deemed to be critical to the operating performance of the company. Target percentages for 2010 are unchanged and are as follows: Mr. Bush — 150%, Mr. Palmer — 75%, Mr. Ervin — 75%, and Mr. Pitts — 75%.
The Compensation Committee also approved changing one of the metrics for the Restricted Performance Stock Rights with a performance period of 2010-2012 from operating margin rate and return on net assets to relative total shareholder return for members of the Corporate Policy Council (“CPC”).
At this meeting the Committee also approved the following:
A stock holding requirement for Restricted Performance Stock Rights, Restricted Stock Rights, and Options granted pursuant to the Company’s 2001 Long-Term Incentive Stock Plan. This stock holding requirement requires elected and appointed officers to hold 50% of the net shares received upon exercise or payment of these awards for at least a three year period following exercise or payment. The requirement does not apply to the extent an award is exercised or paid more than one year after the award holder’s retirement or other termination of employment. These restrictions apply to awards granted in 2010 and in subsequent years.
Effective January 1, 2011, for all participants, the Company’s Deferred Compensation Plan is closed for future contributions. Executive and Company contributions to the Savings Excess Plan will be capped at $5 million on a cumulative basis for all CPC members.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
               On February 17, 2010, the Board of Directors of the Company approved an amendment and restatement to the Company’s Bylaws. The following is a summary of changes effected by adoption of the amended and restated Bylaws, which summary is qualified in its entirety by reference to the Bylaws filed as Exhibit 3.1 hereto.
               In addition to the amendments summarized below, the amendment and restatement to the Bylaws reflects certain non-substantive changes to conform to current provisions of Delaware law and to improve style and readability.
Article II – Meetings of Stockholders
•	The provisions concerning meetings of stockholders are supplemented to include a non-exclusive list of types of rules and procedures that may be implemented for the conduct of stockholder meetings. (Section 2.07)

•	Additional information is required to be provided to the Company in advance by stockholders making proposals or nominations for meetings of stockholders. (Section 2.08)
Article III – Directors
•	The requirement for at least 60% of the directors to qualify as independent directors has been deleted in favor of the existing expectation in the Company’s principles of corporate governance that at least 75% of the directors be independent. (Section 3.03)
•	A provision was added reflecting the Company’s existing practice of appointing a Lead Independent Director if the Chairperson of the Board of Directors is not independent. (Section 3.03)
Article IV – Officers
•	Various provisions related to officer positions and reporting relationships are modified to reflect the Company’s current organizational structure and provide flexibility for future changes in organizational structure. (Article IV)
Former Article VII – Restrictions on Securities Repurchases
•	The provisions prohibiting the Company from purchasing common shares held by interested persons at a premium absent approval from disinterested stockholders have been deleted. These provisions were originally included in the bylaws to protect stockholders from a tactic known as “greenmail,” where a stockholder would accumulate a significant stake in a public company and threaten a hostile takeover attempt unless the company repurchased the shares at a premium. The Board of Directors concluded that these provisions in the Bylaws are no longer necessary to protect stockholders from greenmail as a result of tax law changes that provide a stronger deterrent to greenmail than provisions such as these in bylaws. (Former Article VII)

Item 9.01	Financial Statements and Exhibits
     (a) Exhibits.
Exhibit 3.2 Amended and Restated Bylaws dated February 17, 2010.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Joseph F. Coyne, Jr. Joseph F. Coyne, Jr.
Corporate Vice President,
Deputy General Counsel and Secretary
Date: February 22, 2009

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